EXHIBIT 99.1
Complete Production Services, Inc. Reports
Fourth Quarter Earnings Per Share of $0.61
HOUSTON, February 15, 2007 (BUSINESS WIRE) — Complete Production Services, Inc. (NYSE: CPX) today reported record revenue, net income and earnings per diluted share from continuing operations for the fourth quarter of 2006. Revenue for the quarter increased 64% to $363.5 million compared to $221.6 million in the fourth quarter of 2005. Net income from continuing operations for the quarter was $44.1 million, or $0.61 per diluted share, up 196% and 135%, respectively, compared to the fourth quarter of 2005.
Operating income for the quarter increased to $77.0 million, representing an operating profit margin of 21.2%. This compares to $33.9 million and 15.3% in the prior year. Operating income for the year increased to $254.7 million from $112.2 million in the prior year, as operating profit margin rose to 21.0% from 15.6% in 2005. Incremental operating profit margin for the fourth quarter and full year were 30.4% and 28.9%, respectively.
Full year 2006 revenue from continuing operations was $1.2 billion, up 68% over the prior year, while net income from continuing operations was $137.3 million, up 170% compared to the prior year. Full year 2006 earnings per diluted share from continuing operations was $2.02 per share versus $1.00 per share in 2005. As previously disclosed, the Company sold its manufacturing, fabrication and unrelated production enhancement products business in Canada during the fourth quarter of 2006. Accordingly, these operations are accounted for as discontinued operations for each period presented within this release.
“2006 was an outstanding year for Complete Production Services. Our strategy of balanced growth within targeted basins of North America is evident in our performance,” said Joe Winkler, President and Chief Executive Officer of Complete. “Approximately 75% of our $492 million in annual revenue growth was from organic initiatives with the balance from selective acquisitions.”
“During the year we invested in excess of $240 million in growth capital, taking advantage of our solid market position in the resource plays to quickly and efficiently deploy new equipment to meet our customer’s demands for our services. In addition, we completed approximately $420 million in acquisitions to strengthen our already existing position, expand our geographic reach and to enter new service lines. Although harsh winter weather and holidays slowed our year end pace, our business performed quite well during Quarter 4. Overall, we are very pleased with the outcome of our 2006 strategic initiatives and believe they have set the foundation for our performance in 2007.”

Earnings before interest, taxes, depreciation and amortization (EBITDA, as defined below) totals $102.7 million for the current quarter, up 108% compared to the fourth quarter of 2005. As a percentage of revenue, EBITDA was 28.3% in the current quarter, 22.2% in the fourth quarter of 2005 and 29.0% in the third quarter of 2006.
Complete Production Services, Inc. provides completion, production and drilling services and products to the oil and gas industry in many of the most active basins throughout North America. We will hold our quarterly conference call to discuss fourth quarter 2006 results on Friday, February 16 at 10:00 a.m. Central Time. To participate in the live conference call, dial (866) 362-5158 at least ten minutes prior to the scheduled start of the call. When prompted, provide the passcode: 21153858. The conference call will be available for replay beginning at 1:00 p.m., February 16, 2007, and will be available until February 23, 2007. To access the conference call replay, please call (888) 286-8010 and use the passcode: 87590401. The call is also being webcast and can be accessed at our website at www.completeproduction.com.
The foregoing contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are those that do not state historical facts and are, therefore, inherently subject to risk and uncertainties. The forward-looking statements included herein are based on current expectations and entail various risks and uncertainties that could cause actual results to differ materially from those forward-looking statements. Such risks and uncertainties include, among other things, risks associated with the general nature of the oilfield service industry. The company undertakes no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date of this press release.
Management evaluates the performance of our operating segments using a non-GAAP financial measure, EBITDA. EBITDA is calculated as net income from continuing operations before net interest expense, taxes, depreciation and amortization and minority interest. EBITDA is not a substitute for the GAAP measures of earnings and cash flow. EBITDA is used in this press release because our management considers it an important supplemental measure of performance and believes it is frequently used by securities analysts, investors and other interested parties in the evaluation of companies in our industry.
For more information, please contact:
Mike Mayer
Senior Vice President and Chief Financial Officer
281-372-2311
mmayer@completeproduction.com

Complete Production Services, Inc.
Unaudited Consolidated Statements of Operations
For the Quarters and Years Ended December 31, 2006 and 2005
(in thousands, except per share data)

	Quarter Ended		Year Ended
	December 31,		December 31,
	2006	2005	2006	2005
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Revenue:
Services	$331,218	$199,251	$1,088,748	$639,421
Products	32,290	22,313	123,676	80,768

	363,508	221,564	1,212,424	720,189

Cost of services	187,257	122,087	622,786	393,856
Cost of products	21,137	14,486	88,175	56,862
General and administrative expense	52,249	35,255	167,334	108,766
Depreciation and amortization	25,854	15,837	79,465	48,510

	286,497	187,665	957,760	607,994

Operating income	77,011	33,899	254,664	112,195

Interest expense	11,447	8,844	40,759	24,460
Interest income	(109)	—	(1,387)	—
Write-off of deferred financing costs	170	471	170	3,315

Income from continuing operations before minority interest and taxes	65,503	24,584	215,122	84,420

Minority interest, net of tax	(72)	4	(49)	384

Income from continuing operations before taxes	65,575	24,580	215,171	84,036

Tax provision	21,477	9,707	77,888	33,115

Income from continuing operations	44,098	14,873	137,283	50,921

Income (loss) from discontinued operations (net of tax)	(518)	1,077	1,803	2,941

Net income	$43,580	$15,950	$139,086	$53,862

Basic earnings per share:
Continuing Operations	$0.62	$0.27	$2.09	$1.09
Discontinued Operations	$(0.00)	$0.02	$0.02	$0.07

	$0.62	$0.29	$2.11	$1.16

Diluted earnings per share:
Continuing Operations	$0.61	$0.26	$2.02	$1.00
Discontinued Operations	$(0.01)	$0.02	$0.02	$0.06

	$0.60	$0.28	$2.04	$1.06

Weighted average shares outstanding:
Basic	70,670	55,361	65,843	46,603
Diluted	72,492	57,360	68,075	50,656

Complete Production Services, Inc.
Unaudited Condensed Consolidated Balance Sheets
As of December 31, 2006 and 2005
(in thousands)

	December 31,	December 31,
	2006	2005
	(unaudited)	(unaudited)
Assets:
Current assets	$390,640	$228,818
Property, plant and equipment, net	771,703	383,707
Goodwill	552,671	293,651
Other long-term assets	25,310	6,558
Discontinued operations	—	24,919

Total assets	1,740,324	937,653

Liabilities and Stockholders’ Equity:
Current liabilities	175,401	114,753
Long-term debt	750,577	509,981
Long-term deferred tax liabilities	76,802	54,084
Minority interest	2,323	2,365
Discontinued operations	—	5,709

Total liabilities and minority interest	1,005,103	686,892

Common stock	714	555
Treasury stock	(202)	(202)
Additional paid-in capital	563,006	220,786
Deferred compensation	—	(3,803)
Retained earnings	155,971	16,885
Cumulative translation adjustment	15,732	16,540

Total stockholders’ equity	735,221	250,761

Total liabilities and stockholders’ equity	$1,740,324	$937,653

Complete Production Services, Inc.
Unaudited Consolidated Segment Information
For the Quarters Ended December 31, 2006 and 2005 and September 30, 2006
and Years Ended December 31, 2006 and 2005
(in thousands)

	Quarter Ended
	December 31,	December 31,	September 30,
	2006	2005	2006
	(unaudited)	(unaudited)	(unaudited)
Revenue:
Completion and production services	$269,041	$159,150	$230,093
Drilling services	62,177	40,101	57,898
Products	32,290	22,313	34,043

Total revenues	$363,508	$221,564	$322,034

EBITDA: (1)
Completion and production services	$80,705	$34,475	$73,003
Drilling services	23,176	14,837	21,110
Products	6,257	4,163	4,677
Corporate and other	(7,443)	(4,210)	(5,551)

Total EBITDA	$102,695	$49,265	$93,239

EBITDA as a % of Revenue:
Completion and production services	30.0%	21.7%	31.7%
Drilling services	37.3%	37.0%	36.5%
Products	19.4%	18.7%	13.7%
Total	28.3%	22.2%	29.0%

	Year Ended December 31,
	2006	2005
	(unaudited)	(unaudited)
Revenue:
Completion and production services	$873,493	$510,304
Drilling services	215,255	129,117
Products	123,676	80,768

Total revenues	$1,212,424	$720,189

EBITDA: (1)
Completion and production services	$257,630	$114,033
Drilling services	78,543	42,336
Products	18,708	12,634
Corporate and other	(20,922)	(11,613)

Total EBITDA	$333,959	$157,390

EBITDA as a % of Revenue:
Completion and production services	29.5%	22.3%
Drilling services	36.5%	32.8%
Products	15.1%	15.6%
Total	27.5%	21.9%

(1)	EBITDA is a non-GAAP measure used by management, as defined in the last paragraph of this press release.
Footnote: The results for all periods exclude discontinued operations.

Complete Production Services, Inc.
Reconciliation of EBITDA to the most Comparable GAAP Measure
For the Quarters Ended December 31, 2006 and 2005 and September 30, 2006
and the Years Ended December 31, 2006 and 2005
(unaudited, in thousands)

	Completion
	& Production	Drilling		Corporate &
	Services	Services	Products	Other	Total
Quarter Ended December 31, 2006:
EBITDA	$80,705	$23,176	$6,257	$(7,443)	$102,695
Depreciation & amortization	21,694	3,439	430	291	25,854
Write-off of deferred financing costs	—	—	—	(170)	(170)

Operating Income (loss)	$59,011	$19,737	$5,827	$(7,564)	$77,011

Quarter Ended December 31, 2005:
EBITDA	$34,475	$14,837	$4,163	$(4,210)	$49,265
Depreciation & amortization	13,049	1,698	275	815	15,837
Write-off of deferred financing costs	—	—	—	(471)	(471)

Operating Income (loss)	$21,426	$13,139	$3,888	$(4,554)	$33,899

Quarter Ended September 30, 2006:
EBITDA	$73,003	$21,110	$4,677	$(5,551)	$93,239
Depreciation & amortization	16,895	2,858	574	678	21,005

Operating Income (loss)	$56,108	$18,252	$4,103	$(6,229)	$72,234

Year Ended December 31, 2006
EBITDA	$257,630	$78,543	$18,708	$(20,922)	$333,959
Depreciation & amortization	65,317	10,599	1,943	1,606	79,465
Write-off of deferred financing costs	—	—	—	(170)	(170)

Operating Income (loss)	$192,313	$67,944	$16,765	$(22,358)	$254,664

Year Ended December 31, 2005
EBITDA	$114,033	$42,336	$12,634	$(11,613)	$157,390
Depreciation & amortization	40,149	5,666	1,250	1,445	48,510
Write-off of deferred financing costs	—	—	—	(3,315)	(3,315)

Operating Income (loss)	$73,884	$36,670	$11,384	$(9,743)	$112,195